Goodrich Petroleum Announces Third Quarter 2019 Financial Results

HOUSTON, Nov. 7, 2019 /PRNewswire/ -- Goodrich Petroleum Corporation (NYSE American: GDP) (the "Company") today announced financial results for the third quarter ended September 30, 2019.

QUARTER HIGHLIGHTS

  Net Income: Net income was $2.0 million in the quarter ($0.16 per basic, $0.14 per diluted share). Net income adjusted for the non-cash change in fair value of unsettled derivative contracts of $2.2 million was $4.2 million.
  Adjusted EBITDA: Adjusted EBITDA increased by 49% over the prior year period and decreased 1% sequentially to $21.3 million despite lower natural gas prices versus the prior year period and second quarter of 2019.
  Production: Production increased by 61% over the prior year period and decreased by 1% sequentially to an average of 136,000 Mcfe per day for the quarter. Production for the quarter was negatively impacted by approximately 4,100 Mcfe per day, comprised of third party pipeline maintenance of 2,200 Mcfe per day and shut-ins due to offset fracs of 1,900 Mcfe per day. In addition, the Company completed 1.0 gross (0.9 net) well in the quarter versus previous guidance of 2.0 gross (2.0 net) wells.
  Cash Operating Expenses: Per unit cash operating expenses decreased by 23% versus the prior year period and 5% sequentially to $0.98 per Mcfe for the quarter, as follows.
    Lease operating expense ("LOE") decreased by 13% sequentially to $0.21 per Mcfe
    Production and other taxes expense were flat sequentially at $0.05 per Mcfe
    Transportation and processing expense decreased by 11% sequentially to $0.41 per Mcfe
    General and Administrative ("G&A") expense payable in cash increased by 7% sequentially to $0.29 per Mcfe
  Senior Credit Facility Borrowing Base: The borrowing base under the Company's senior credit facility increased by $10 million to $125 million in August from the initial borrowing base determined in May, 2019. After discussions with its lead bank, the Company expects the fall borrowing base redetermination to be reaffirmed at $125 million.
  Return on Capital Employed ("ROCE"), defined as annualized third quarter earnings before interest and taxes ("EBIT") divided by total assets less current liabilities, was 17% for the quarter.

(See accompanying tables at the end of this press release that reconciles Net income adjusted for the non-cash change in fair value of unsettled derivative contracts, Adjusted EBITDA, G&A expense payable in cash and ROCE, all non-US GAAP financial measures, to their most directly comparable US GAAP financial measure.)

OPERATIONAL UPDATE

The Company has recently completed its Harris14&23 No. 2 (99% WI) well in the Thorn Lake field of Red River Parish, Louisiana. The well, which has a lateral length of approximately 9,400 feet, had an average 24-hour initial production rate of approximately 26,000 Mcfe per day. This is the Company's sixth recent vintage well completed in the Thorn Lake field and the average cumulative production for the previous five recent vintage wells has been approximately 7 Bcf over 13 months from an average lateral length of 6,900 feet.

The Company has drilled and cased its Loftus 27&34 No. 1 (71% WI) well in the Bethany-Longstreet field of Caddo Parish, Louisiana. The well, which is a 7,500 foot lateral is currently being fracked and is expected to be turned in line ("TIL") by December.

Due to current market conditions the Company and the operator of certain non-operated wells plan to defer completions on an additional 1.0 gross (1.0 net) operated well and 3.0 gross (0.75 net) non-operated wells until the first quarter of 2020, bringing the Company total of drilled but uncompleted ("DUC") Haynesville wells to approximately 5.0 gross (2.5 net) wells as we enter the first quarter. The expected fourth quarter completion cadence is currently 2.0 gross (1.7 net) wells compared to the prior guidance of 5.0 gross (2.7 net) wells. Production for the fourth quarter of 2019 is expected to be 140,000 – 145,000 Mcfe per day, which is lower by an estimated 14,000 Mcfe per day for the quarter due to the deferment of completions versus previous guidance. For the year, the Company expects to complete 8.0 gross (7.2 net) wells versus previous guidance of 12.0 gross (9.3 net) wells.

The Company is currently running one drilling rig.

THE COMPANY HAS POSTED A NEW PRESENTATION ON THE COMPANY'S WEBSITE WHICH WILL BE REVIEWED ON THE EARNINGS CONFERENCE CALL. INVESTORS CAN ACCESS THE SLIDES AT: http://goodrichpetroleumcorp.investorroom.com/presentations

3Q19 FINANCIAL RESULTS

REVENUES

Revenues totaled $27.2 million in the quarter, versus $24.4 million in the prior year period. Average realized price per unit was $2.17 per Mcfe ($2.01 per Mcf of gas and $59.67 per barrel of oil) in the quarter, versus $3.12 per Mcfe in the prior year period ($2.75 per Mcf of gas and $72.29 per barrel of oil). Revenues adjusted for the derivative cash settlements for the quarter of $5.9 million was $33.1 million.

(See accompanying table at the end of this press release that reconciles revenues adjusted for the derivative cash settlements, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

PRODUCTION

Production totaled 12.5 Bcfe in the quarter, or an average of approximately 136,000 Mcfe per day, versus 7.8 Bcfe, or an average of approximately 85,000 Mcfe per day, in the prior year period. Natural gas production totaled 12.3 Bcf in the quarter (98% of total production), versus 7.5 Bcf (96% of total production) during the prior year period.

CASH FLOW

Adjusted EBITDA was $21.3 million in the quarter and discretionary cash flow ("DCF"), defined as net cash provided by operating activities before changes in working capital, was $20.3 million in the quarter versus Adjusted EBITDA of $14.3 million and DCF of $13.8 million in the prior year period.

(See accompanying tables at the end of this press release that reconcile Adjusted EBITDA and DCF, which are non-US GAAP financial measures, to their most directly comparable US GAAP financial measures.)

NET INCOME

The Company announced net income of $2.0 million in the quarter ($0.16 per basic and $0.14 per fully diluted share), versus net income of $1.7 million ($0.14 per basic and $0.12 per fully diluted share) in the prior year period. Net income adjusted for the non-cash change in fair value of unsettled derivative contracts of $2.2 million was $4.2 million.

(See accompanying table at the end of this press release that reconciles net income adjusted for the non-cash change in fair value of unsettled derivative contracts, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

OPERATING EXPENSES

Lease operating expense ("LOE") was $2.6 million ($0.21/Mcfe) in the quarter, versus $2.6 million ($0.33/Mcfe) in the prior year period. LOE for the quarter included $0.1 million ($0.01/Mcfe) for workovers, versus $0.3 million ($0.04/Mcfe) in the prior year period. Lease operating expense for the quarter excluding workovers was $2.5 million ($0.20/Mcfe) versus $2.3 million ($0.29/Mcfe) in the prior year period.

Production and other taxes were $0.6 million in the quarter ($0.05/Mcfe), versus $1.0 million ($0.12/Mcfe) in the prior year period.

Transportation and processing expense was $5.1 million ($0.41/Mcfe) in the quarter, versus $3.3 million ($0.43/Mcfe) in the prior year period.

Depreciation, depletion and amortization ("DD&A") expense was $13.2 million ($1.06/Mcfe) in the quarter, versus $7.9 million ($1.02/Mcfe) in the prior year period.

General and administrative expense was $5.2 million ($0.42/Mcfe) in the quarter, which includes non-cash expense of $1.6 million ($0.13/Mcfe) versus $4.6 million ($0.60/Mcfe) in the prior year period, which included non-cash expense of $1.5 million ($0.20/Mcfe). G&A Payable in Cash was $3.6 million ($0.29/Mcfe) in the quarter.

(See accompanying table at the end of this press release that reconciles G&A expense payable in cash, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

OPERATING INCOME

Operating income, defined as revenues minus operating expenses, totaled $0.2 million in the quarter, versus $5.0 million in the prior year period. Operating income adjusted for the derivative cash settlements of $5.9 million was $6.1 million for the quarter.

(See accompanying table at the end of this press release that reconciles operating income adjusted for the derivative cash settlements, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

CAPITAL EXPENDITURES

Capital expenditures totaled $25.5 million in the quarter, of which $24.8 million was spent on drilling and completion costs and $0.7 million on other expenditures, versus $38.3 million in the prior year period, of which $37.5 million was spent on drilling and completion costs and $0.8 million on other expenditures. Capital expenditures for the fourth quarter are expected to be $10 - 15 million.

INTEREST EXPENSE

Interest expense totaled $2.0 million ($0.16/Mcfe) in the quarter, which included cash interest of $1.2 million incurred on the credit facility and non-cash interest of $0.8 million, which included $0.4 million paid in-kind interest and $0.4 million amortization of debt discount and debt issuance costs on the Company's second lien notes. Interest expense for the prior year period totaled $3.1 million, which included cash interest of $0.3 million incurred on the credit facility and non-cash interest of $2.8 million incurred on the Company's second lien notes, which included $1.7 million paid in-kind interest and $1.1 million amortization of debt discount.

CRUDE OIL AND NATURAL GAS DERIVATIVES

The Company had a gain of $3.8 million on its derivatives not designated as hedges in the quarter, which was comprised of a $5.9 million gain on derivative cash settlements offset by a $2.2 million loss representing the change in fair value of our open natural gas and oil derivative contracts. In the prior year period the Company had a loss of $0.2 million on its derivatives not designated as hedges, which was comprised of a negligible change of the fair value of our open natural gas and oil derivative contracts as well as a $0.2 million loss on cash settlement.

During the quarter, the Company increased the amount of natural gas derivatives through March 2021 by 70,000 Mmbtu per day at an average price of $2.52 per Mmbtu.

BALANCE SHEET

The Company exited the quarter with $1.2 million of cash, $87.9 million outstanding borrowings under the Company's senior credit facility, which had a borrowing base of $125 million, and $12.5 million outstanding under the Company's second lien notes. The borrowing base on the senior credit facility increased $10 million in August 2019 to $125 million, and after discussions with its lead bank, the Company expects the fall redetermination to be reaffirmed at $125 million.

OTHER INFORMATION

In this press release, the Company refers to several non-US GAAP financial measures, including Adjusted EBITDA, DCF, Return on Capital Employed ("ROCE") and G&A expense payable in cash. Management believes Adjusted EBITDA and DCF are good financial indicators of the Company's performance and ability to internally generate operating funds. DCF should not be considered an alternative to net cash provided by operating activities, as defined by US GAAP. Adjusted EBITDA should not be considered an alternative to net income (loss) applicable to common stock, as defined by US GAAP. G&A Payable in Cash should not be considered an alternative to general and administrative expense, as defined by US GAAP. Management believes that all of these non-US GAAP financial measures provide useful information to investors because they are monitored and used by Company management and widely used by professional research analysts in the valuation and investment recommendations of companies within the oil and gas exploration and production industry.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. They are subject to various risks, such as financial market conditions, changes in commodities prices and costs of drilling and completion, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and other subsequent filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Goodrich Petroleum is an independent oil and natural gas exploration and production company listed on the NYSE American under the symbol "GDP".

GOODRICH PETROLEUM CORPORATION
SELECTED INCOME AND PRODUCTION DATA
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Volumes
Natural gas (MMcf)	12,257	7,479	33,622	15,601
Oil and condensate (MBbls)	42	52	134	169
Mmcfe - Total	12,506	7,789	34,425	16,617

Mcfe per day	135,936	84,663	126,097	60,868

Oil and natural gas revenues	$ 27,161	$ 24,331	$ 88,193	$ 53,958
Other	4	89	(4)	131
	$ 27,165	$ 24,420	$ 88,189	$ 54,089

Operating Expenses
Lease operating expense (LOE excluding workovers - $2,504, $2,267, $7,979 and $6,659, respectively)	2,589	2,588	8,902	7,619
Production and other taxes	623	959	1,878	2,268
Transportation and processing	5,107	3,344	15,562	6,742
Depreciation, depletion and amortization	13,205	7,922	36,550	16,934
General and administrative (payable in cash - $3,603, $3,095, $10,749 and $10,024, respectively)	5,196	4,644	15,442	14,643
Other	228	(60)	179	105
Operating income	217	5,023	9,676	5,778

Other income (expense)
Interest expense (payable in cash - $1,240, $281, $2,696 and $529, respectively)	(1,981)	(3,105)	(9,036)	(8,510)
Interest income and other expense	-	1	24	110
Gain (loss) on commodity derivatives not designated as hedges	3,752	(237)	15,397	(3,392)
Loss on early extinguishment of debt	-	-	(1,846)	-
	1,771	(3,341)	4,539	(11,792)

Reorganization items, net	-	(16)	-	(305)

Income (loss) before income taxes	1,988	1,666	14,215	(6,319)
Income tax benefit	-	-	-	-
Net income (loss)	$ 1,988	$ 1,666	$ 14,215	$ (6,319)

Discretionary cash flow (see non-US GAAP reconciliation) (1)	$ 20,291	$ 13,825	$ 55,662	$ 26,297

Adjusted EBITDA (see calculation and non-US GAAP reconciliation) (2)	$ 21,258	$ 14,286	$ 58,005	$ 26,597

Weighted average common shares outstanding - basic	12,257	11,762	12,208	11,538
Weighted average common shares outstanding - diluted (3)	14,040	14,046	14,497	11,538

Net income (loss) per share
Net income (loss) - basic	$ 0.16	$ 0.14	$ 1.16	$ (0.55)
Net income (loss) - diluted	$ 0.14	$ 0.12	$ 1.02	$ (0.55)

(1) Discretionary cash flow is defined as net cash provided by operating activities before changes in operating assets and liabilities. Management believes that the non-US GAAP measure of discretionary cash flow is useful as an indicator of an oil and natural gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with US GAAP.

(2) Adjusted EBITDA is defined as earnings before interest expense, income and similar taxes, DD&A, share based compensation expense and impairment of oil and natural gas properties. In calculating adjusted EBITDA, reorganization gains/losses and gains/losses on commodity derivatives not designated as hedges net of cash received or paid in settlement of derivative instruments are also excluded. Other excluded items include interest income and other, adjustments per our 2019 Senior Credit Facility agreement for operating leases under ASC 842 and any other extraordinary non-cash gains/losses.

(3) Fully diluted shares excludes approximately 0.6 million and 1.9 million potentially dilutive instruments that were anti-dilutive for the three months ended September 30, 2019 and 2018, respectively, and approximately 4.0 million potentially dilutive instruments that were anti-dilutive for the nine months ended September 30, 2018.

GOODRICH PETROLEUM CORPORATION
Per Unit Sales Prices and Costs (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Average sales price per unit:
Oil (per Bbl)
Including net cash received from/paid to settle oil derivatives	$ 56.09	$ 61.37	$ 57.52	$ 59.25
Excluding net cash received from/paid to settle oil derivatives	$ 59.67	$ 72.29	$ 61.40	$ 69.05
Natural gas (per Mcf)
Including net cash received from/paid to settle natural gas derivatives	$ 2.51	$ 2.80	$ 2.58	$ 2.77
Excluding net cash received from/paid to settle natural gas derivatives	$ 2.01	$ 2.75	$ 2.38	$ 2.71
Oil and natural gas (per Mcfe)
Including net cash received from/paid to settle oil and natural gas derivatives	$ 2.65	$ 3.10	$ 2.74	$ 3.20
Excluding net cash received from/paid to settle oil and natural gas derivatives	$ 2.17	$ 3.12	$ 2.56	$ 3.25

Costs Per Mcfe
Lease operating expense ($0.20, $0.29, $0.23 and $0.40 excluding workovers, respectively)	$ 0.21	$ 0.33	$ 0.26	$ 0.46
Production and other taxes	$ 0.05	$ 0.12	$ 0.05	$ 0.14
Transportation and processing	$ 0.41	$ 0.43	$ 0.45	$ 0.41
Depreciation, depletion and amortization	$ 1.06	$ 1.02	$ 1.06	$ 1.02
General and administrative (payable in cash - $0.29, $0.39, $0.31 and $0.60, respectively)	$ 0.42	$ 0.60	$ 0.45	$ 0.88
Other	$ 0.02	$ (0.01)	$ 0.01	$ 0.01
	$ 2.15	$ 2.49	$ 2.28	$ 2.91

Note: Amounts on a per Mcfe basis may not total due to rounding.

GOODRICH PETROLEUM CORPORATION
Cash Flow Data (In Thousands) (Unaudited)

Reconciliation of discretionary cash flow and net cash provided by operating activities (unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net cash provided by operating activities (US GAAP)	$ 15,594	$ 24,080	$ 56,847	$ 36,735
Net changes in working capital	(4,697)	10,255	1,185	10,438
Discretionary cash flow (1)	$ 20,291	$ 13,825	$ 55,662	$ 26,297

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 1,988	$ 1,666	$ 14,215	$ (6,319)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depletion, depreciation and amortization	13,205	7,922	36,550	16,934
Right of use asset depreciation	313	-	939	-
(Gain) loss on derivatives not designated as hedges	(3,752)	237	(15,397)	3,392
Net cash received from (paid for) settlement of derivative instruments	5,922	(196)	6,135	(737)
Share based compensation (non-cash)	1,617	1,597	4,765	4,764
Amortization of finance cost, debt discount, paid in-kind interest and accretion	741	2,824	6,340	7,981
Loss on early extinguishment of debt	-	-	1,846	-
Reorganization items (non-cash), net	-	16	-	305
Other	257	(241)	269	(23)
Change in assets and liabilities:
Accounts receivable, trade and other, net of allowance	2,123	1,063	207	465
Accrued oil and gas revenue	5,967	(1,938)	4,562	(4,297)
Prepaid expenses and other	61	(211)	192	(231)
Accounts payable	(12,707)	9,028	(2,544)	12,964
Accrued liabilities	(141)	2,313	(1,232)	1,537
Net cash provided by operating activities	15,594	24,080	56,847	36,735
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(19,133)	(32,005)	(74,199)	(85,105)
Proceeds from sale of assets	50	-	1,334	26,920
Net cash used in investing activities	(19,083)	(32,005)	(72,865)	(58,185)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of bank borrowings	-	-	(49,500)	(16,723)
Proceeds from bank borrowings	3,500	9,000	110,400	15,000
Repayments of Convertible Second Lien Notes	-	-	(56,728)	-
Proceeds from New 2L Notes	-	-	12,000	-
Issuance cost, net	(516)	(43)	(2,516)	(53)
Purchase of treasury stock and other	(4)	(830)	(546)	(835)
Net cash provided by (used in) financing activities	2,980	8,127	13,110	(2,611)
Net increase (decrease) in cash and cash equivalents	(509)	202	(2,908)	(24,061)
Cash and cash equivalents, beginning of period	1,669	1,729	4,068	25,992
Cash and cash equivalents, end of period	$ 1,160	$ 1,931	$ 1,160	$ 1,931

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations (In Thousands)

Supplemental Balance Sheet Data (unaudited)
	As of
	September 30, 2019
Cash and cash equivalents	$ 1,160

Long-term debt, net	$ 98,822
Unamortized debt discount and issuance cost	1,624
Total principal amount of debt	$ 100,446

Reconciliation of Net income (loss) to Adjusted EBITDA

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income (loss) (US GAAP)	$ 1,988	$ 1,666	$ 14,215	$ (6,319)
Depreciation, depletion and amortization ("DD&A")	13,205	7,922	36,550	16,934
Stock compensation expense (non-cash)	1,617	1,597	4,765	4,763
Interest expense	1,981	3,105	9,036	8,510
(Gain) loss on derivatives not designated as hedges	(3,752)	237	(15,397)	3,392
Net cash received from (paid for) settlement of derivative instruments	5,922	(196)	6,135	(737)
Loss on early extinguishment of debt	-	-	1,846	-
Other items **	297	(45)	855	54
Adjusted EBITDA (2)	$ 21,258	$ 14,286	$ 58,005	$ 26,597

**  Other items include $0.3 million, zero, $0.9 million and zero, respectively, from the impact of accounting for operating leases under ASC 842 as well as interest income, reorganization items and other non-recurring income and expense.

Reconciliation of Return on Capital Employed ("ROCE") (non-US GAAP)

For the three months ended September 30, 2019
Adjusted EBITDA	$ 21,258
Less: DD&A (US GAAP)	(13,205)
Earnings before Interest and Income Taxes ("EBIT") (non-US GAAP)	$ 8,053

As of September 30, 2019
Total Assets (US GAAP)	$ 234,658
Less: Current Liabilities (US GAAP)	(45,635)
Capital Employed ("CE") (non- US GAAP)	$ 189,023

Annualized Return on Capital Employed (ROCE) (EBIT*4 / CE)	17%

Derivative Activity

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Change in fair value of derivatives not designated as hedges	$ (2,170)	$ (41)	$ 9,262	$ (2,655)
Net cash received from (paid for) settlement of derivative instruments	5,922	(196)	6,135	(737)
Net gain (loss) on derivatives not designated as hedges	$ 3,752	$ (237)	$ 15,397	$ (3,392)

Reconciliation of interest payable in cash to interest expense

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Interest expense (US GAAP)	$ 1,981	$ 3,105	$ 9,036	$ 8,510
Amortization of debt discount and issuance cost and paid-in-kind interest	(741)	(2,824)	(6,340)	(7,981)
Interest payable in cash	$ 1,240	$ 281	$ 2,696	$ 529

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations continued (In Thousands)

Reconciliation of capital expenditures (unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net cash used in investing activities (US GAAP)	$ (19,083)	$ (32,005)	$ (72,865)	$ (58,185)
Cash calls utilized	-	(482)	-	(1,193)
Inventory utilized	-	(1,234)	-	(1,720)
Cash proceeds related to sale of assets	(50)	-	(1,334)	(26,920)
Miscellaneous capitalized costs & ARO adjustments	(261)	(288)	(702)	(779)
Cost incurred in prior period and paid in current period	7,067	7,706	8,086	10,511
Capital accrual at period end	(13,138)	(12,038)	(13,138)	(12,038)
Total capital expenditures	$ (25,465)	$ (38,341)	$ (79,953)	$ (90,324)

Reconciliation of general & administrative expense payable in cash to general and administrative expense (unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
General & administrative expense (US GAAP)	$ 5,196	$ 4,644	$ 15,442	$ 14,643
Share based compensation & non-cash rent	(1,593)	(1,549)	(4,693)	(4,619)
General & administrative expense payable in cash	$ 3,603	$ 3,095	$ 10,749	$ 10,024
Oil and natural gas production (Mcfe)	12,506	7,789	34,425	16,617
General and administrative expense payable in cash per Mcfe	$ 0.29	$ 0.40	$ 0.31	$ 0.60

Reconciliation of Net income adjusted for the non-cash change in fair value of unsettled derivative contracts (unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income (loss) (US GAAP)	$ 1,988	$ 1,666	$ 14,215	$ (6,319)
Change in fair value of derivatives not designated as hedges - loss (gain)	2,170	41	(9,262)	2,655
Net income adjusted for the non-cash change in fair value of unsettled derivative contracts	$ 4,158	$ 1,707	$ 4,953	$ (3,664)

Reconciliation of Revenues adjusted for the derivative cash settlements (unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues (US GAAP)	$ 27,165	$ 24,420	$ 88,189	$ 54,089
Net cash received from (paid for) settlement of derivative instruments	5,922	(196)	6,135	(737)
Revenues adjusted for the derivative cash settlements	$ 33,087	$ 24,224	$ 94,324	$ 53,352

Reconciliation of Operating income adjusted for the derivative cash settlements (unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Operating income (US GAAP)	$ 217	$ 5,023	$ 9,676	$ 5,778
Net cash received from (paid for) settlement of derivative instruments	5,922	(196)	6,135	(737)
Operating income adjusted for the derivative cash settlements	$ 6,139	$ 4,827	$ 15,811	$ 5,041

CONTACT: (713) 780-9494